Exhibit 99.1

Kimberly-Clark Announces Major Step Forward in its Powering Care Transformation

Forms Strategic Partnership with Suzano That Will Create Preeminent International Tissue and Professional Products Company

Sharpens Kimberly-Clark’s Focus on Higher Growth, Higher Margin Personal Care and North America Tissue and Professional Categories

Clears Path to Capture Huge Opportunities Across Kimberly-Clark and Newly Formed Venture to Drive Significant Shareholder Returns

DALLAS and São Paulo, June 5, 2025 – Kimberly-Clark Corporation (NASDAQ: KMB) (“Kimberly-Clark” or the “Company”) today announced that it has entered into an agreement with Suzano (NYSE: SUZ) to form a strategic partnership, creating a preeminent international tissue and professional products company and sharpening Kimberly-Clark’s focus on its higher growth, higher margin businesses. Kimberly-Clark will own a 49% interest in the new venture, which will include substantially all the assets of its International Family Care and Professional (“IFP”) business, and Suzano will own 51%.

“This transaction is a powerful step forward in the transformation strategy we laid out last year,” said Kimberly-Clark Chairman and Chief Executive Officer, Mike Hsu. “Following years of deliberate investments that have strengthened Kimberly-Clark and IFP, we are excited to expand our partnership with Suzano and focus Kimberly-Clark’s portfolio on our higher growth, higher margin businesses. Together, this positions each business to move forward with clarity and seize the tremendous opportunities ahead. We are grateful to our global teams who have made this moment possible.”

Jeff Melucci, Kimberly-Clark’s Chief Strategy, Business Development and Administrative Officer, said, “Suzano is a leader in its field, whose deep industrial manufacturing and fiber expertise complement Kimberly-Clark’s leading brands and world-class commercial capabilities. We look forward to working closely with Suzano to ensure a smooth transition to this exciting venture for IFP, our customers and other stakeholders to deliver on the promise inherent in the business.”

Compelling Strategic and Financial Benefits

•	Creates a preeminent international tissue and professional products company with significant, new operational efficiency opportunities. Since standing up IFP as a separate business in 2024, Kimberly-Clark has enhanced its margins and improved market share momentum. Joining forces with Suzano will enable the business to capture its full potential. The parties’ combined capabilities and infrastructure is expected to reduce total delivered product costs and supply both branded and private label offerings across markets to benefit consumers and customers.

•	Sharpens Kimberly-Clark’s Powering Care focus on proprietary, right to win spaces that improve its growth trajectory. The transaction focuses Kimberly-Clark on its higher growth and higher margin business segments – North America and International Personal Care – and shifts its business mix towards its iconic, global brands. Upon completion of the transaction, approximately two-thirds of the Company’s net revenues will come from personal care categories, improving its long-term growth trajectory, profitability and returns on investment.

•	Optimizes value and enables return of capital to shareholders. Through the venture, IFP is expected to create more value for shareholders than Kimberly-Clark could achieve running IFP on its own. Kimberly-Clark will receive meaningful upfront cash proceeds that it expects to return to shareholders through share repurchases following the close of the transaction.

•	Improves cost management. Following the completion of the transaction, Kimberly-Clark will reduce its exposure to more volatile input costs, enhancing its ability to deliver more predictable and consistent margins and profit growth over time.

“This transaction generates immediate returns and long-term shareholder value as we capture the upside from a stronger international tissue and professional franchise and accelerate growth and innovation at Kimberly-Clark,” said Nelson Urdaneta, Kimberly-Clark’s Chief Financial Officer. “As the largest fiber manufacturer in the world, Suzano has been an instrumental strategic partner in our efforts to build a more efficient and effective global supply chain. We look forward to strengthening that partnership in the years to come.”

Transaction and Financial Details

Kimberly-Clark will contribute substantially all the assets of its IFP business to the venture, which encompasses sales in more than 70 countries, 22 manufacturing facilities and approximately 9,000 employees. IFP’s more than 40 regional brands will be owned by the new entity and its five global brands, including Scott, Kleenex, Viva, WypAll and Kimberly-Clark Professional, will be licensed to the venture by Kimberly-Clark under a long-term agreement. Kimberly-Clark’s interests in Mexico and its joint venture in South Korea are outside the scope of this transaction.

The business Kimberly-Clark is contributing to the venture generated approximately $3.3 billion of net sales in 2024.1 The transaction contemplates an implied current enterprise value for the business of approximately $3.4 billion, subject to certain purchase price adjustments at closing.

The Company noted that, upon closing, the transaction is expected to be approximately $0.30-0.40 dilutive to Adjusted Earnings Per Share2 in the first full year following close, including the Company’s expectation to return the initial cash proceeds from the transaction, net of taxes and transaction costs, to shareholders through share repurchases.

The Company also noted its expectation to classify the IFP businesses included in the transaction as discontinued operations within its financial disclosures beginning with its second quarter earnings results. The Company currently anticipates reporting its second quarter and six months results by early August.

The transaction is not subject to any financing contingency.

1 The geographic distribution of net sales is approximately 33% Europe (ex UK), Middle East & Africa; 21% UK; 19% Latin America; 16% Asia; and 11% Australia & New Zealand

2 Refer to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for information on this non-GAAP measure. The Company does not provide a reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure on a forward-looking basis because it is unable to predict certain adjustment items without unreasonable effort.

At certain specified times and subject to certain conditions, Suzano will have the option to purchase Kimberly-Clark’s remaining 49% ownership interest under an agreed valuation framework.

Timing and Approvals

The transaction is subject to the satisfaction of customary consultation requirements and closing conditions, including obtaining required regulatory approvals. The transaction has been unanimously approved by Kimberly-Clark’s Board of Directors and is expected to close in mid-2026.

Advisors

Centerview Partners and Goldman Sachs are serving as financial advisors to Kimberly-Clark, and Kirkland & Ellis LLP and Baker McKenzie LLP are serving as legal counsel.

Freshfields LLP is serving as legal counsel to Suzano.

About Kimberly-Clark

Kimberly-Clark (NASDAQ: KMB) and its trusted brands are an indispensable part of life for people in more than 175 countries and territories. Fueled by ingenuity, creativity, and an understanding of people's most essential needs, we create products that help individuals experience more of what's important to them. Our portfolio of brands, including Huggies, Kleenex, Scott, Kotex, Cottonelle, Poise, Depend, Andrex, Pull-Ups, GoodNites, Intimus, Plenitud, Sweety, Softex, Viva and WypAll, hold No. 1 or No. 2 share positions in approximately 70 countries. We use sustainable practices that support a healthy planet, build strong communities, and ensure our business thrives for decades to come. We are proud to be recognized as one of the World's Most Ethical Companies® by Ethisphere for the seventh year in a row and one of Fortune's Most Innovative Companies in America in 2024. To keep up with the latest news and to learn more about the company's more than 150-year history of innovation, visit the Kimberly-Clark website.

About Suzano

Suzano is the world's largest pulp supplier, a major paper and packaging producer in the Americas, and one of Brazil’s biggest employers. Driven by a deep commitment to sustainability and innovation, Suzano produces responsibly-grown raw materials that are exported to more than 100 countries around the world, meeting the global demand for bio-based solutions. These are used to make everyday items that reach more than two billion people, including toilet paper and tissue, packaging, printing and writing paper, personal hygiene products, and textiles. Founded in Brazil over 100 years ago, today Suzano operates across Latin America, North America, Europe and Asia. The company’s shares are listed on the B3 in São Paulo (SUZB3) and the New York Stock Exchange (SUZ). Learn more at: suzano.com.br/en

Forward-Looking Statements

This press release contains certain forward-looking statements concerning Kimberly-Clark and the proposed transaction with Suzano to acquire an interest in the IFP business. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “plan,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction, including anticipated future financial and operating results, Kimberly-Clark’s and the joint venture entity’s (the “JV”) objectives, expectations and intentions, expectations regarding the JV’s performance, and the expected timing of completion of the proposed transaction. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the failure to satisfy any of the conditions to the proposed transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the definitive agreements; adverse effects on the market price of Kimberly-Clark’s common stock and on Kimberly-Clark’s operating results because of a failure to complete the proposed transaction in the anticipated timeframe or at all; negative effects of the pendency or consummation of the proposed transaction on the market price of Kimberly-Clark’s common stock and on Kimberly-Clark’s operating results; the risk of litigation or regulatory actions; the possibility that Kimberly-Clark may not fully realize the projected benefits of the proposed transaction within the expected timeframe or at all; business disruption during the pendency of or following the proposed transaction; diversion of management time from ongoing business operations due to the proposed transaction; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk that the proposed transaction and its announcement or Kimberly-Clark’s strategy generally could have an adverse effect on the ability of Kimberly-Clark or the JV to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; the effects of developments related to tariffs and proposed increases in tariffs on imported goods and the impacts it may have on Kimberly-Clark’s operations and financial results; and other risks and uncertainties detailed in Kimberly-Clark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including in the sections thereof captioned “Risk Factors” as well as in its subsequent reports on Form 8-K and Form 10-Q, all of which are filed with the SEC and available at www.sec.gov and www.kimberly-clark.com. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. Kimberly-Clark assumes no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. References to our and the SEC’s website are inactive textual references only. Information contained on our and the SEC’s website is not incorporated by reference in this communication and should not be considered to be a part of this communication.

Contacts

For Kimberly-Clark:

Media: Kyrsten Aspegren, Kimberly-Clark Corporation, media.relations@kcc.com;

Investors: Chris Jakubik, CFA, Kimberly-Clark Corporation, KC.InvestorRelations@kcc.com

For Suzano:

Investors: ri@suzano.com.br